UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2023 (April 13, 2023)

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On April 14, 2023, Catalent, Inc. (the “Company”) issued a press release (the “April 2023 Press Release”) providing a business update associated with the impact on Company operations of productivity issues and higher-than-expected costs experienced at three of its manufacturing facilities, which includes, among other items, commentary about results during the Company’s third fiscal quarter ended March 31, 2023. A copy of the April 2023 Press Release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.

As provided in General Instruction B.2 of Form 8-K, Exhibit 99.1 and the information contained in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2023, the Company announced that Ricky Hopson, who had been serving as the Company’s President, Division Head for Clinical Development & Supply, will assume the role of the Company’s Interim Chief Financial Officer, effective as of April 14, 2023 (the “Effective Date”), following the departure of Thomas Castellano as the Company’s Senior Vice President and Chief Financial Officer on April 13, 2023, with immediate effect. Mr. Castellano’s departure is not due to any disagreement with any of Catalent, its Board, or its management. Mr. Hopson will serve as Interim Chief Financial Officer until the Company completes its search, with the assistance of a leading, global executive search firm, for a new Chief Financial Officer and expects that a new Chief Financial Officer will be named in due course in a timely manner. In connection with Mr. Castellano’s departure, he will also relinquish his role as principal financial officer of the Company and Mr. Hopson will assume the role of principal financial officer of the Company as of the Effective Date. The change of officers is not reflective of any concern with the Company’s audited financial statements.

Mr. Hopson, age 47, was named President, Division Head for Clinical Development & Supply in July 2022. Prior to that, he served the Company for more than 20 years in a variety of finance roles, most recently as the Company’s Vice President & Chief Accounting Officer since June 2021. Prior to that, Mr. Hopson served the Company as Vice President & Corporate Controller; Global Vice President, Operational Finance; and Vice President of Finance for two different business units. Mr. Hopson graduated from the University of Portsmouth and is a chartered management accountant in the U.K. The Company confirms, as required by regulations under the Exchange Act, that (1) there is no family relationship between Mr. Hopson and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Hopson and any other person pursuant to which he was elected as an officer of the Company, and (3) there is no transaction between Mr. Hopson and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In consideration for serving as Interim Chief Financial Officer and to reflect his increased responsibilities, the Compensation and Leadership Committee of the Board of Directors of the Company has approved an increase in Mr. Hopson’s base salary from approximately $31,667 per month to approximately $51,667 per month, for each month during which Mr. Hopson serves as Interim Chief Financial Officer. All other terms of Mr. Hopson’s compensation shall remain unchanged, the material terms of which are summarized as follows:

Bonus. Mr. Hopson will remain eligible for a cash bonus under the terms of the Company’s Management Incentive Plan, or MIP, the incentive-based annual cash bonus plan for the Company’s executives, with no change to a target amount of $310,000 for the Company’s 2023 fiscal year ending June 30, 2023.

Long-Term Incentive Award. Mr. Hopson will remain eligible to participate in the Company’s Long-Term Incentive Plan (the “LTIP”), with an annual grant target of $350,000 in respect of the 2023 fiscal year, allocated in the same manner as applies to all members of the Company’s Executive Leadership Team, with 30% granted as stock options, 20% as restricted stock units, and 50% as performance-based restricted stock units (also known as “performance share units”) under the Company’s 2018 Omnibus Incentive Plan provided as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed November 6, 2018.

Termination of Employment. Under his severance agreement, if Mr. Hopson is involuntarily terminated for any reason (including by him for “Good Reason”, as defined in the agreement) other than “Cause” (as defined in the agreement), death or disability, he would be entitled to (i) a severance payment equal to the sum of annual base salary and target annual bonus, payable in equal installments over the one-year period following the date of termination; and (ii) continued participation for up to one year in the Company’s group health plans (to the extent he was receiving such coverage as of the termination date), at the same premium rates as may be charged from time to time to the Company’s U.S. employees generally. In addition, under the LTIP, a termination without cause within 18 months of a change in control would result in Mr. Hopson’s unvested awards becoming fully vested and exercisable.

Item 7.01    Regulation FD Disclosure.

A copy of the April 2023 Press Release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 7.01.

As provided in General Instruction B.2 of Form 8-K, Exhibit 99.1 and the information contained in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed (or, in the case of Exhibit 99.1, furnished) as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release, dated April 14, 2023, issued by Catalent, Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ STEVEN L. FASMAN
Steven L. Fasman
Executive Vice President, Chief Administrative Officer

Date: April 14, 2023